THE QUIGLEY CORPORATION
                               Landmark Building
                            10 South Clinton Street
                                P. O. Box 1349
                             Doylestown, PA 18901
                            -----------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held March 21, 1997
                   ----------------------------------------

           TO THE SHAREHOLDERS OF RECORD OF THE QUIGLEY CORPORATION

     NOTICE IS HEREBY  GIVEN that the Annual  Meeting of  Stockholders  of THE
QUIGLEY CORPORATION, a NEVADA Corporation (the "Company") will be held at Aldie Mansion, 85 Old Dublin Pike, Doylestown, PA 18901, on March 21, 1997, at 4:00 P.M. EST, for the following purposes:

          (i) The election of a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified.

          (ii) The ratification of the selection of Coopers & Lybrand, L.L.P. as independent auditors for the calendar year 1997.

          (iii)The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     Only stockholders of record at the close of business on February 24, 1997, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy, or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later that the close of business on the day preceding the Meeting.

     DUE TO LIMITED SEATING CAPACITY, ADMISSION WILL BE LIMITED TO ONE (1) SEAT PER SHAREHOLDER OF RECORD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING TO THE MEETING YOUR BANK OR BROKERS' STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE QUIGLEY CORPORATION STOCK.


                                     By Order of the Board of Directors

                                           /s/ Eric H. Kaytes
                                           -------------------------
                                           ERIC H. KAYTES, Secretary



Doylestown, PA 18901
February 24, 1997

                            THE QUIGLEY CORPORATION
                               Landmark Building
                            10 South Clinton Street
                                P. O. Box 1349
                             Doylestown, PA 18901
                            -----------------------

                                PROXY STATEMENT
                                ---------------

                               February 24, 1997

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Quigley Corporation, (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at Aldie Mansion, 85 Old Dublin Pike, Doylestown, PA 18901, on March 21, 1997 at 4:00 P.M. EST, and any adjournments thereof (the "Meeting").

                    SOLICITATION AND REVOCATION OF PROXIES

     Only stockholders of record at the close of business on February 24, 1997, will be entitled to notice of and to vote at the Meeting. At the close of business on such record date, the Company had issued and outstanding
12,119,192 shares of Common Stock, par value $.0005 per share, and will be entitled to vote at the Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy, or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later that the close of business on the day preceding the Meeting.

     DUE TO LIMITED SEATING CAPACITY, ADMISSION WILL BE LIMITED TO ONE (1) SEAT PER SHAREHOLDER OF RECORD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING TO THE MEETING YOUR BANK OR BROKERS' STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE QUIGLEY CORPORATION STOCK.

     At the Meeting, the following proposals will be presented to the Stockholders for approval:

     (i) The election of a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified.

     (ii) The ratification of the selection of Coopers & Lybrand, L.L.P. as independent auditors for the calendar year 1997.

     (iii)The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications, and will be voted FOR the proposal if no specification is indicated.

     Under the Company's bylaws and Nevada law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the selection of Coopers & Lybrand, L.L.P., will have no effect on the vote for such proposal except to the extent the number of abstentions causes the number of shares voted in favor of the proposal not to equal or exceed a majority of the quorum required for the Meeting.

     The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

          ANNUAL REPORT ON FORM 10-KSB PROVIDED WITH PROXY STATEMENT

     The Company's Annual Report on Form 10-KSB containing audited financial statements of the Company for the fiscal year ended September 30, 1996, is being mailed together with this proxy statement to all stockholders entitled to vote, and is hereby incorporated by reference. This proxy statement and the accompanying notice and form of proxy will be first mailed to stockholders on or about February 25, 1997.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth, as of February 24, 1997, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of stock of the Company outstanding at such date, which date (ii) by each director of the Company, and (iii) by all directors and officers of the Company as a group.

Five percent stockholders, directors,
and ALL EXECUTIVE OFFICERS                              Percent   Outstanding
and DIRECTORS as a group (1),(9)        Common Stock   of Class   Warrants (8)


GUY J. QUIGLEY (2)(3)                    2,306,854       19.1     200,000  (6)
Landmark Building                                                 300,000  (7)
10 South Clinton Street
Doylestown, PA 18901

CHARLES A. PHILLIPS (2)(3)                 872,992        7.2     150,000  (6)
Landmark Building                                                 300,000  (7)
10 South Clinton Street
Doylestown, PA 18901

ERIC H. KAYTES (2)(3)                      268,992        2.2      60,000  (6)
Landmark Building                                                  50,000  (7)
10 South Clinton Street
Doylestown, PA 18901

ROBERT L. POLLACK, Ph.D. (2)(4)            162,000        1.3      60,000  (6)
Landmark Building                                                  50,000  (7)
10 South Clinton Street
Doylestown, PA 18901

ALL DIRECTORS AND OFFICERS               3,610,838       29.8     470,000  (6)
(Four Persons)                                                    700,000  (7)
and ALL EXECUTIVE OFFICERS                              Percent   Outstanding
and DIRECTORS as a group (1),(9)        Common Stock   of Class   Warrants (8)


NUTRITIONAL FOODS, LTD (5)                 649,388        5.4
539 Park Terrace
Harrisburg, PA 17111

     (1) Each share of Common Stock was split on a two-for-one basis for shareholders of Record on January 15, 1997
     (2)  Director of the Company
     (3)  Officer of the Company
     (4)  Chairman of the Medical Advisory Board of the Company
     (5) In accordance with a Resolution adopted by the Board of Directors in May, 1992, the Company's Transfer Agent was directed to stop transfer of the certificates representing these shares. The Company takes the position that Nutritional Foods, Ltd. ("NFL") should not have received these shares due to certain false and misleading representations made by it to the Company, including but not limited to NFL's failure to act as the Company's international sales agent. The Company has commenced litigation to cancel the shares of record.
     (6) Warrants are exerciseable at $.50 per share, granted December 1995, and expires December 2000.
     (7) Warrants are exerciseable at $1.75 per share, granted July 1996, and expires June 2001.
     (8) There are 1,170,000 shares of common stock underlying these unexercised warrants.
     (9) Does not include the Company's Chief Financial Officer, George J. Longo, whose employment agreement of November 1996, provided for a January 1997 commencement date for this position.


                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

     The following table sets forth information concerning all remuneration paid or accrued by the Company for services rendered by the following persons in all capacities during the fiscal year ended September 30, 1996:

     (i) Each of the Company's five most compensated executive officers whose cash compensation exceeded $100,000, and Guy J. Quigley, Chairman of the Board, President and Chief Executive Officer.

     (ii) all executive officers of the Company as a group.

                              COMPENSATION TABLE


     Name and
     Principal                         Year         Salary       Additional
     Position                                                   Compensation
                                                    ($) (1)        ($) (2)
     -----------------------------------------------------------------------

     Guy J. Quigley
     Chairman of the                   1996         125,000         235,956
     Board, President,                 1995          62,400
     Chief Executive Officer           1994          25,000

     Name and
     Principal                         Year         Salary        Additional
     Position                                                    Compensation
                                                   ($)  (1)         ($) (2)
     ------------------------------------------------------------------------

     Charles A. Phillips               1996          85,000          81,547
                                       1995          38,050
                                       1994          25,000

     All Executive Officers            1996         221,300         329,343
     as a group (3 Persons)            1995         103,850
                                       1994          50,000

(1)  Compensation paid pursuant to employee agreements;

(2) Additional payments, including stock awards in lieu of cash, for past and current services.

Compensation Pursuant to Plans

     The Company maintains neither a pension nor a profit-sharing plan. In November 1994, the Company established an Incentive Stock Option Plan for Employees, Consultants and Advisors, however no Options pursuant to such Plan have been granted to Directors or Executive Officers.

Other Compensation

     The Company, since its inception, has granted to it's Officers, Directors and Employees Common Stock Purchase Warrants as additional non-cash compensation. As of February 24, 1997, Officers and/or Directors of the Company have been issued an aggregate of 1,370,000 Common Stock Purchase Warrants at various exercise prices. This includes 200,000 contingent Class "F" Common Stock Purchase Warrants issued in November, 1996.

Compensation of Directors

     Outside directors receive compensation at the rate of $500 per month.


     REPORTS ABOUT OWNERSHIP OF THE COMPANY'S COMMON STOCK AND COMPLIANCE
        WITH SECTION 16 (a) OF THE SECURITIES AND EXCHANGE ACT OF 1934
     --------------------------------------------------------------------

     On October 25, 1996 the Company's registration of its shares of Common Stock, pursuant to Section 12(g) of the Securities Exchange Act of 1934, was declared effective by the U.S. Securities and Exchange Commission.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission and the NASDAQ National Market System, Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with all 16(a) forms they file.

     On January 30, 1997, the Officers and Directors of the Company filed Initial Statements of Ownership on Form 3 with the U.S. Securities and Exchange Commission.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons. The Company believes that during fiscal year 1996, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were in compliance with such regulations.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                ----------------------------------------------

       For the fiscal year ended September 30, 1996, there have not been any material transactions between the Company and any Director, Executive Officer, security holder or any member of the immediate family of any of the aforementioned that exceeded the sum of $60,000.


              PROPOSALS TO BE SUBMITTED FOR STOCKHOLDER APPROVAL
              --------------------------------------------------

Proposal 1. ELECTION OF BOARD OF DIRECTORS.

     The Directors of the Company are elected annually and hold office for the ensuing year until the next annual meeting of stockholders and until their successors have been elected and qualified. The directors are elected by plurality of votes cast by stockholders. The Company's by-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The maximum number of directors currently fixed by the Board of Directors is seven. This number may be changed by resolution of the Board of Directors.

     No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted FOR the election of all the nominees named below (unless one or more nominees are unable or unwilling to serve). The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

     The information below sets forth the current members of the Board of Directors, all of who are seeking reelection:


                                                                      Director
    Name                         Position                   Age       Since
    ----                         --------                   ---       --------

GUY J. QUIGLEY            Chairman of the Board,
                          President & CEO                    55         1989

CHARLES A. PHILLIPS       Vice President of
                          Operations, & Director             49         1989

ERIC H. KAYTES            Vice President of
                          Management Information Systems,    41         1989
                          Secretary-Treasurer, & Director

ROBERT L. POLLACK, Ph.D.  Director of Research &
                          Development, & Director            72         1993

THE BOARD OF DIRECTORS


     The principal occupation of each director and nominee for the last five years held by each such person is as follows:

GUY J. QUIGLEY has been Chairman of the Board, President, Chief Executive Officer of the Company since September 1989. Prior to this date, Mr. Quigley, an accomplished author, established and operated various manufacturing, sales, marketing and real estate companies located in the United States, Europe and the African Continent.

CHARLES A. PHILLIPS has been Vice President, Chief Operations Officer and a Director of the Company since September 1989. Before his employment with the Company, Mr. Phillips founded and operated KEB Enterprises, a gold and diamond mining operation that was based in Sierra Leone, West Africa. In addition, Mr. Phillips, also served as a technical consultant for Re-Tech, Inc., Horsham, Pennsylvania, where he was responsible for full marketing and production of a prototype electrical device.

ERIC H. KAYTES currently serves as Vice President of Management Information Systems, Secretary-Treasurer and Director of the Company. From 1989 until January 1997, Mr. Kaytes also served as the Chief Financial Officer of the Company. Prior to 1989 and concurrent with his responsibilities for the Company, Mr. Kaytes has been an independent programmer/designer of computer software.

ROBERT L. POLLACK, B.S., M.S., Ph.D., Professor Emeritus Department of Biochemistry, Temple University School of Medicine. Dr. Pollack is a biochemist, researcher, nutritionist, microbiologist, editor and educator having lectured (both nationally and internationally) on nutritional matters to general public and scientific audiences. In addition to publishing several papers in scientific journals, Dr. Pollack has authored three books on the subject of nutrition and currently serves as Chairman of the Medical Advisory Board for the Company.


Proposal 2. RATIFICATION OF SELECTION OF AUDITORS.

     On January 2, 1997, The Board of Directors of the Company unanimously approved the change of the Company's fiscal year from September 30 to December
31. This is the same fiscal year that has been generally adopted by the pharmaceutical industry. As a result of the dramatic expansion of business operations undertaken by the Company, and expected growth throughout 1997, the Board of Directors, as of January 29, 1997, has approved the selection of the firm of Coopers & Lybrand, L.L.P. to serve as independent auditors for the calendar year 1997. The replacement of the previous certifying accountant, Nachum Blumenfrucht, CPA, was made by approval of the Board of Directors of the Company and with agreement of Mr. Blumenfrucht. There have been no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, nor any reportable event required to be disclosed. Nachum Blumenfrucht, CPA has served as the Company's independent auditor since the Company's inception and will audit the transition period from October 1, 1996 to December 31, 1996 which will be filed by the Company of Form 10-KSB for the calendar year ended December 31, 1997. The Board of Directors recommends a vote FOR the ratification of the selection of Coopers & Lybrand, L.L.P.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the annual meeting. The representative will have the opportunity to make a statement if he or she declares to do so and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS


     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received at the Company's principal executive offices not later than January 15, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail - Return Receipt Requested.



                           EXPENSES AND SOLICITATION


     The cost of solicitation of proxies will be borne by the Company, and in addition soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.



                                OTHER BUSINESS

     The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those items stated above. If any other business should come before the Meeting, votes may be cast, pursuant to proxies, in respect to any such business in the best judgment of the person or persons acting under the proxies.


                                        THE QUIGLEY CORPORATION


                                        By: /s/ Eric H. Kaytes
                                            ------------------
                                            ERIC H. KAYTES, Secretary





Dated: February 24, 1997